EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

Board of Directors and Shareholders
Isolyser Company, Inc.:

We consent to the incorporation by reference in Registration Statements Nos. 333-36049, 33-85668, 33-93524, 33-93526, 33-93528, and 333-11407 of Isolyser
Company, Inc. on Form S-8 of our report dated February 27, 1998 (March 20, 1998 as to the 7th paragraph of Note 5) appearing in this Annual Report on Form 10-K of Isolyser Company, Inc. for the year ended December 31, 1997.




Atlanta, Georgia
March 31, 1998                            Deloitte & Touche LLP


533791.wp61